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                                                                                                                 Exhibit 12.1

                                            The Manitowoc Company, Inc.
                                 Computation of Ratio of Earnings to Fixed Charges
                                       (Thousands of dollars, except ratios)

                                                               For the Year Ended December 31,
                                 --------------------------------------------------------------------------------------------
                                    1996            1997           1998             1999            2000         Pro Forma
                                                                                                                    2000
                                 ------------    -----------    ------------     ------------    -----------    -------------
Earnings:
   Earnings before income
     on taxes                      $42,506         $57,817         $81,412         $106,006        $96,120         $83,089
   Add-Fixed charges                10,588           7,360          10,690           12,406         17,352          52,878
                                 ------------    -----------    ------------     ------------    -----------    -------------
       Earnings available          $53,094         $65,177         $92,102         $118,412       $113,472        $135,967
          for fixed charges
                                 ============    ===========    ============     ============    ===========    =============

Fixed charges:
   Interest expense(1)               9,097           6,230           9,741           10,790         14,508          49,502
   Interest portion of rental
      expense(2)                     1,491           1,130             949            1,616          2,844           3,376
                                 ------------    -----------    ------------     ------------    -----------    -------------
       Total fixed charges         $10,588          $7,360         $10,690          $12,406        $17,352         $52,878
                                 ============    ===========    ============     ============    ===========    =============

Ratio of earnings to fixed
   charges                             5.0             8.9             8.6              9.5            6.5             2.6
                                 ============    ===========    ============     ============    ===========    =============

                                            For the Three Months Ended
                                                     March 31,
                                    --------------------------------------------
                                       2000            2001          Pro Forma
                                                                       2001
                                    ------------    ------------    ------------
Earnings:
   Earnings before income
     on taxes                          $23,861         $15,818
   Add-Fixed charges                     3,222           4,915
                                    ------------    ------------    ------------
       Earnings available              $27,083         $20,733            $--
          for fixed charges
                                    ============    ============    ============

Fixed charges:
   Interest expense(1)                   2,511           4,096
   Interest portion of rental
      expense(2)                           711             819
                                    ------------    ------------    ------------
       Total fixed charges              $3,222          $4,915            $--
                                    ============    ============    ============

Ratio of earnings to fixed
   charges                                 8.4             4.2
                                    ============    ============    ============

(1)      Interest expense includes amortization of deferred financing costs.
(2)      33% of rental expense is deemed representative of the interest factor.
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